Exhibit 99

Contact:	Randall Oliver (media)
(323) 869-7607
randall.oliver@smartandfinal.com

Richard Phegley (investors)
(323) 869-7779
rick.phegley@smartandfinal.com

SMART & FINAL TO REVIEW STRATEGIC ALTERNATIVES

LOS ANGELES, April 2, 2006 – Smart & Final Inc. (NYSE – SMF) today announced that its Board of Directors has determined to review the Company’s strategic alternatives. The Company said this decision was made in view of the recent announcement by Casino Guichard-Perrachon S.A. (“Groupe Casino”), the Company’s majority shareholder, that Groupe Casino intends to sell a significant portion of its non-core assets by the end of 2007. Groupe Casino did not announce however any specific plan with respect to its 56% ownership in the Company.

The Company expects to engage legal and financial advisors to assist in its review of strategic alternatives. There can be no assurance as to the timing of the Company’s process or that any specific transaction will result from this process.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 250 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Current and future operating trends and results may be impacted by important factors, including the implementation of key information system initiatives and their potential effect on company operations. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.